Total Number of Pages:  5
Exhibit Index on Sequential Page No.:  3


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    November 6, 1995


                  ORNDA HEALTHCORP
(Exact name of registrant as specified in its charter)


                      DELAWARE
(State or other jurisdiction of incorporation)


        0-11290                            75-1776092
(Commission File Number)        (IRS Employer Identification No.)

3401 West End Avenue, Nashville, Tennessee      37203
(Address of principal executive office)       (Zip Code)

Registrant's telephone number, including area code:  (615) 383-8599

Item 5.   Other Events.

          The Registrant hereby incorporates by reference the description of the matter set forth in its news release dated November 6, 1995 (such news release being Exhibit 99 attached hereto).

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

          99   Registrant's news release dated November 6, 1995.


SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORNDA HEALTHCORP

(Signature)
Ronald P. Soltman
Senior Vice President

Date:  November 8, 1995

EXHIBIT INDEX


                                                                    Sequential
No.      Subject Matter                                               Page No.

99        Registrant's new release dated November 6, 1995.. . . . . . . . .4
                                                                  Exhibit 99
FOR IMMEDIATE RELEASE

Contact:     Keith B. Pitts
             Executive Vice President and Chief Financial Officer or
             Tripp Pilgrim
             Director of Investor Relations
             OrNda HealthCorp
             (615) 383-8599

          ORNDA COMPLETES THE PUBLIC OFFERING OF ITS COMMON STOCK

          NASHVILLE, Tennessee (November 6, 1995) - OrNda HealthCorp (Nasdaq
NM: ORND) announced completion of a public offering of 10 million shares of its Common Stock at a $17.625 per share public offering price. All of the shares were sold by OrNda.

          Merrill Lynch & Co. and its international affiliate were the lead managers of both the offering in the United States and Canada of 8 million shares and the concurrent international offering of 2 million shares, with Donaldson, Lufkin & Jenrette Securities Corporation, Smith Barney Inc. and Johnson Rice & Company L.L.C. acting as co-managers for both offerings.
OrNda has granted the underwriters an option for 30 days to purchase up to an additional 1.5 million shares solely to cover over-allotments.

           OrNda received approximately $168 million in aggregate net proceeds from these offerings. OrNda intends to use the net proceeds from these offerings (as well as the proceeds from any exercise of the over-allotment option) to reduce existing bank indebtedness and for general corporate purposes, including strategic acquisitions.

          OrNda HealthCorp is the third largest investor-owned hospital management company in the United States. It is a leading provider of health care services, delivering a broad range of inpatient and outpatient health care services principally through the operation of 47 hospitals located in urban and suburban communities in 14 states.

                                    # # #